SCHEDULE 14A

                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c)or
       Section 240.14a-12

                           ILLINOIS CENTRAL CORPORATION
                 (Name of Registrant as Specified In Its Charter)


                           ILLINOIS CENTRAL CORPORATION
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ x ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-(i)(2).
[   ]  $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total Fee Paid:

[   ]     Fee paid previously with preliminary materials
[   ]     Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:


                           ILLINOIS CENTRAL CORPORATION
                          455 NORTH CITYFRONT PLAZA DRIVE
                              CHICAGO, ILLINOIS 60611


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MAY 8, 1996


TO THE STOCKHOLDERS OF ILLINOIS CENTRAL CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of Illinois Central Corporation, a Delaware corporation (the "Corporation"), will be held in the Stockholder's Room of the Bank of America NT&SA, 231 South LaSalle Street, Chicago, Illinois 60697, on May 8, 1996, at 9:00 AM local time, for the following purposes:

Proposal No. 1.   To elect three directors to a three-year term expiring
                  at the 1999 Annual Meeting of Stockholders or until their successors are elected and qualified

Proposal No. 2.   To consider and approve the Illinois Central Railroad
                  Company Incentive 2000 Plan

Proposal No. 3.   To consider and approve the Corporation's Directors
                  Incentive 2000 Option Plan

and to transact such other business as may properly come before the meeting or any adjournment or adjournments.

   Stockholders of record of the Common Stock of the Corporation at the close of business on March 8, 1996, are entitled to notice of and to vote at this meeting. A list of such stockholders will be available for examination during the ten-day period preceding the meeting at the offices of the Corporation at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611.

                    By order of the Board of Directors,


                    Ronald A. Lane
                    Secretary

PLEASE SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD in the enclosed envelope which does not require postage if mailed in the United States or Canada.

                           Illinois Central Corporation
                          455 North Cityfront Plaza Drive
                              Chicago, Illinois 60611


                                  PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 1996

                                       PROXY

   This Proxy Statement and the accompanying proxy card are first being sent on or about April 1, 1996, to holders of Common Stock of Illinois Central Corporation ("IC" or the "Corporation") in connection with the solicitation of proxies by IC's Board of Directors (the "Board of Directors" or the "Board") for the Annual Meeting of Stockholders ("Annual Meeting"). The Annual Meeting will be held in the Stockholder's Room of the Bank of America NT&SA, 231 South LaSalle Street, Chicago, Illinois 60697, on May 8, 1996, at 9:00 AM local time. To assure the presence of a quorum at the Annual Meeting, the Board requests that all stockholders sign and return promptly the enclosed proxy card. Only stockholders of record at the close of business on March 8, 1996, will be entitled to vote at the Annual Meeting.

   The shares represented by the proxies will be voted by the persons named as proxies, and, if the stockholder specifies a choice with respect to a Proposal, the shares will be voted in accordance with that specification. If no specification is made, the shares will be voted "FOR" the nominees described below for election as directors named in Proposal No. 1 and "FOR" Proposals No. 2 and No. 3. The effects of abstentions and non-votes by brokers and nominees vary for the different Proposals and are discussed below. Any stockholder returning a proxy card has the power to revoke it by written revocation or a later dated proxy card delivered to the corporate Secretary at any time before it is voted or by attending the meeting and voting in person.

                       VOTING SECURITIES OF THE CORPORATION

   As of March 8, 1996, there were outstanding 40,950,154 shares of Illinois Central Corporation Common Stock, $.001 par value per share ("Common Stock"), which is the Corporation's only class of voting securities. Holders of Common Stock are entitled to one vote per share, exercisable in person or by proxy, with respect to all matters to come before the Annual Meeting. Under the Corporation's By-Laws, stockholders of record of a majority of the outstanding shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum. Directions to withhold authority, abstentions and non-votes by brokers and other nominees will be treated as present for purposes of determining the presence of a quorum. On March 14, 1996, the 3-for-2 stock split announced January 25, 1996 was effected, as of that date 61,425,093 shares are outstanding. However, voting at the Annual meeting will be based upon the pre-split number of shares outstanding as of the record date.

                      PROPOSAL NO. 1 - ELECTION OF DIRECTORS

   The Corporation has three classes of directors with staggered terms, the members of each class serving a three-year term on the Board. At this Annual Meeting, the terms of the Class II directors will expire. The current Class II directors are Thomas A. Barron, William B. Johnson and John V. Tunney. Mr. Barron has indicated his intention not to seek re-election as a director and to resign effective with the 1996 Annual Meeting. As a result of his decision the Board of Directors has allowed the number of directors to decrease from ten to nine and has nominated William B. Johnson, Gilbert H. Lamphere and John V. Tunney for re-election as Class II directors to terms expiring in 1999, or until their successors are elected and qualified.

   Each nominee has consented to his nomination and, if elected, has indicated his intent to serve as a director. In the event that any nominee should be unable or unwilling to accept the office of director, which is not anticipated, the persons named as proxies intend to vote for the election of such other person(s) as the Board of Directors may recommend, unless the Board has taken prior action to reduce its membership.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS TO HOLD OFFICE UNTIL 1999

   William B. Johnson, 77, has been a director of the Corporation since 1989. He previously served as a director, Chairman and Chief Executive Officer of IC Industries, Inc. (now known as Whitman Corporation). Until 1989, Whitman owned the Illinois Central Railroad Company (the "Railroad"). Mr. Johnson was employed by the Corporation as Advisor to the Chairman in 1990 and 1991. Mr. Johnson serves as a director of Webster Broadcasting, is a Trustee of the University of Chicago and the University of Pennsylvania Law School and is a member of the Board of Governors of Washington College, Chestertown, Maryland. Committees: Audit (Chairman) and Executive.

   Gilbert H. Lamphere, 43, has been a director of the Corporation and the Railroad since 1989. He has been Chairman of the Board since 1993, and Chairman of the Executive Committee of the Board since 1990. Mr. Lamphere is Managing Director of the Fremont Group, a diversified investment company. He was Co-Chairman and Chief Executive Officer of The Noel Group, Inc. ("Noel"), a diversified operating company, from 1991 until 1994 and was the Chairman and Chief Executive Officer of The Prospect Group, Inc. ("Prospect") until 1994, for which he had served in various capacities since becoming a director in 1983. Mr. Lamphere also is a director of and Chairman of both Prospect and Belding Heminway, Inc. and serves as a director of the Fremont Group. Mr. Lamphere is the brother-in-law of another director, Mr. Lynch. Committee: Executive (Chairman).

   John V. Tunney, 61, has been a director of the Corporation since
1990. He has been Chairman of the Board of Cloverleaf Group, Inc., a real estate development firm, since 1980. Mr. Tunney served as United States Senator from the State of California from 1971 to 1977 and as a member of the United States House of Representatives from 1965 to 1971. Mr. Tunney is a director of Foamex International, a manufacturer and fabricator of polyurethane foam, The Forschner Group, Inc., Garnet Resources Corporation, Logan Manufacturing Company, a manufacturer of wide-track vehicles, and Prospect. Committees: Audit and Compensation.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 1997

   George D. Gould, 68, has been a director of the Corporation since
1990. He has been Vice Chairman of Klingenstein, Fields & Co., L.P., a money management firm, since 1989. Mr. Gould is a Trustee of the Drexel Burnham Lambert Liquidating Trust, appointed by the United States Bankruptcy Court for the Southern District of New York. Mr. Gould is Chairman of the Hungarian American Enterprise Fund. He previously served as Undersecretary of the United States Treasury for Finance from 1985 to 1988. Mr. Gould also serves as a director of the Federal Home Loan Mortgage Corporation.
Committees: Audit, Compensation (Chairman) and Finance.

   Alexander P. Lynch, 43, has been a director of the Corporation since 1991. He is Co-Chief Executive Officer and Co-President of The Bridgeford Group, a financial advisory firm. From 1991 until 1995 he was a Senior Managing Director of Bridgeford. From 1985 until 1991, Mr. Lynch was a Managing Director of Lehman Brothers or its predecessors. Mr. Lynch also serves as a director of Lincoln Snacks Company. Mr. Lynch is the brother-in-law of another director, Mr. Lamphere. Committees: Audit and Finance.

   F. Jay Taylor, 72, has been a director since 1994. Dr. Taylor is a Labor-Management Arbitrator in both the public and private sectors. He served as President of Louisiana Tech University from 1962 to 1987, and currently serves as President Emeritus of the University. Dr. Taylor is a member of the Board of Directors of Michael's Stores, Inc. and Pizza Inn, Inc. and a member of the National Academy of Arbitrators and Society of Professionals in Dispute Resolution. Committee: Audit.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1998

   E. Hunter Harrison, 51, has been a director of the Corporation and the Railroad since 1993 and has served as President and Chief Executive Officer of the Corporation and the Railroad since February 1993. Mr. Harrison joined the Corporation and the Railroad as Vice President and Chief Transportation Officer in 1989, was elected Senior Vice President-Transportation in 1991 and was elected Senior Vice President-Operations in July 1992. Mr. Harrison also is a director of Wabash National Corporation, a manufacturer of truck trailers. Committee: Executive.

   Samuel F. Pryor, IV, 40, has been a director of the Corporation since 1989. Mr. Pryor has been Managing Director of Noel since 1991. He also is President of Prospect, for which he has served in various capacities since 1986. Mr. Pryor is a director of Prospect, Belding Heminway, Inc. and Health Plan Services, Inc. Committees: Audit, Compensation and Finance (Chairman).

   Alan H. Washkowitz, 55, has been a director of the Corporation since 1991. He has been a Managing Director of Lehman Brothers or its predecessors since 1978. Mr. Washkowitz also serves as a director of K&F Industries, Inc., Lear Seating, a manufacturer of automobile seats, and McBrides, Ltd., a manufacturer of private label household and personal care products. Committees: Compensation and Finance.

    See "OWNERSHIP OF COMMON STOCK AND CERTAIN TRANSACTIONS" for the beneficial ownership of Common Stock by each director and by all directors, nominees and executive officers as a group.

Committees of the Board of Directors

   There are four standing committees of the Board of Directors.
Committee membership is noted in the biographical section above. The functions of the various committees are described below.

   EXECUTIVE COMMITTEE - With the exception of certain powers that are reserved exclusively to a board of directors by the Delaware General Corporation Law (such as approving amendments to the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, and the amendment of the corporation's by-laws), the Executive Committee, which has three members, may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Committee held four meetings in 1995 and reported the results of those meetings to the Board.

   AUDIT COMMITTEE - The Audit Committee is composed of six outside directors. The Committee oversees the Corporation's financial reporting on behalf of the Board. The Committee reviewed the 1995 audit plans of Arthur Andersen LLP, considered the adequacy of audit scope and reviewed and discussed, with the auditors and management, the auditors' reports. The Committee recommended to the Board the selection of the Corporation's independent public accountants. The Committee reviews compliance with the Corporation's Standards of Business Conduct policy, environmental conditions and compliance activities for the Corporation's facilities and the independent public accountants' review of the expense accounts of principal executive officers. The independent public accountants and the Committee have unrestricted access to each other, without management present, to discuss the results of audit work, including the adequacy of internal accounting controls, the quality of financial reporting and any other matter deemed appropriate. The Committee held two meetings in 1995, reported the results of those meetings to the Board and made recommendations to the Board.

   COMPENSATION COMMITTEE - The Compensation Committee establishes and administers compensation policies for the Board, sets the compensation for the Chief Executive Officer and has the responsibility for establishing and administering compensation policies, plans and programs for the Corporation and its subsidiaries. The Committee held three meetings in 1995, reported the results of those meetings to the Board and made recommendations to the Board.

   FINANCE COMMITTEE - The Finance Committee monitors developments in the financial markets, reviews the financial structure of the Corporation, including its annual budget and five year plan, and recommends appropriate financial strategies and transactions. The Committee held six meetings in 1995, reported the results of those meetings to the Board and made recommendations to the Board.

Meetings of the Board of Directors

   In 1995, the Board of Directors held eight meetings. The number of meetings held by the committees of the Board of Directors is noted above. Each director of the Corporation attended at least 75% of the meetings held by the Board and by the Committees on which he served.

                               VOTE REQUIRED

   The three nominees receiving the greatest number of votes (i.e., a plurality) will be elected as Directors. Directions to withhold authority and non-votes by brokers and other nominees will not have any effect upon the vote.

                     RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board of Directors recommends a vote FOR the election of the nominees listed above as directors of the Corporation.

               PROPOSAL NO. 2  -  APPROVAL OF THE ILLINOIS CENTRAL
                     RAILROAD COMPANY INCENTIVE 2000 PLAN

   At its March 1996 meeting, the Board of Directors adopted, subject to stockholder approval, the Illinois Central Railroad Company (the "Railroad") Incentive 2000 Plan (the "Plan"). The Plan is intended to focus sharply the attention of senior management on the goals of the Corporation's Plan2000, the five year plan intended to create stockholder value by increasing revenue, margins, and return on capital. The philosophy behind the Incentive 2000 Plan is set forth more fully in the Compensation Committee report below.

   The Plan provides that three pre-established performance objectives must be obtained in order for eligible employees to earn cash awards under the Plan. The performance objectives relate directly to factors which drive stockholder value: the Corporation's Common Stock price, based upon the highest consecutive twenty day average closing sales price of the Common Stock during the sixteen month period ending April 30, 2001, annual return on total average capital in the year 2000 ("ROTC") and earnings per share in the year 2000.

   The percentage of an award that may be earned under the Plan relating to each of the performance objectives is: Common Stock price - 70%, ROTC - 15% and earnings per share - 15%. Awards earned under the Plan are first determined by the Common Stock price performance objective. No awards will be earned under the Plan if a minimum Common Stock price of $43 is not achieved. Thus, the percentage of awards under the Plan that may be earned relating to ROTC and earnings per share will not be earned unless the threshold Common Stock price is achieved. Seventy percent of the threshold, target and maximum awards set forth in the table below will be earned if the Common Price is $43, $50 or $60, respectively. An additional fifteen percent of threshold, target and maximum awards set forth in the table below will be earned if ROTC is 14% or more and another additional fifteen percent will be earned if earnings per share are $4 or more. Awards under the Plan between the discrete threshold, target and maximum levels will be interpolated.

   The Common Stock price and earnings per share performance objectives are subject to adjustment upon the occurrence of a stock dividend, stock split or certain other capital adjustments. ROTC and earnings per share performance objectives will be determined on an after award, after tax basis, before giving effect to special or extraordinary items or changes in accounting rules.

   Employees of the Railroad in it's top ten salary grades are eligible to receive awards under the Plan. As of March 12, 1996, approximately 75 employees were eligible to participate in the Plan.

   The following table sets forth the awards that each of the persons named in the summary compensation table set forth below who were employed by the Railroad in March 1996, all executive officers as a group, and all other eligible employees as a group, will be entitled to receive if the Plan is adopted by the stockholders and if the threshold, target or maximum performance objectives are attained.

                      INCENTIVE 2000 PLAN - POTENTIAL AWARDS

 Name and Position           Threshold     Target          Maximum

E. Hunter Harrison
 President and Chief
 Executive Officer           $750,000   $3,000,000    $6,000,000

John D. McPherson
 Senior Vice
 President-Operations         437,500    1,750,000     3,500,000

Donald H. Skelton
 Senior Vice President
 Marketing and Sales          437,500    1,750,000     3,500,000

Ronald A. Lane
 Vice President and
 General Counsel
 and Secretary                250,000    1,000,000     2,000,000

Dale W. Phillips
 Vice President and
 Chief Financial
 Officer                      250,000    1,000,000     2,000,000

Executive Officers
 as a Group (8 persons)     2,687,500   10,750,000    21,500,000

All other Eligible
 Employees as a Group
 (64 persons)               3,200,000   12,800,000    25,600,000

Maximum allowable awards    7,500,000   30,000,000    60,000,000


     Awards will be payable only to those employees who are employed by the Corporation on April 30, 2001, unless such employee's service terminates by reason of such employee's death, disability or retirement. If such employee's service terminates as a result of death, disability or retirement, the employee will be entitled to receive the award earned under the Plan, prorated for the number of completed months in the Plan at the time such employee's service terminates. Notwithstanding any other provision of the Plan, in the event of a "Change in Control" of the Corporation as defined in the Plan, awards will be payable at the greater of target awards or actual awards earned determined by reference to performance during the proceeding twelve month period, prorated for the number of completed months in the Plan prior to the Change in Control.

     In December 1995, the Internal Revenue Service issued regulations implementing the provisions of The Omnibus Budget Reconciliation Act of 1993 (the "Act") limiting the deductibility by an employer of executive compensation, other than "performance based compensation," to $1 million per year for each of the chief executive officer and the four other most highly compensated officers of a public company. Pursuant to the outside director requirements of the Act and the regulations, the Plan will be administered by the Committee, which must be comprised of two or more outside directors. The Committee will certify the extent to which the performance objectives are attained. The Corporation believes that upon stockholder approval, the Plan will meet the requirements of the Act and the regulations to qualify as performance-based compensation. Accordingly, the Board recommended placing the Plan before the stockholders for approval. If stockholders do not approve the Plan, the Board of Directors intends to terminate it and explore other approaches to incentive compensation which may or may not be deductible.

                               VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares present and voting will be required to approve the Proposal, Abstentions will have the same effect as "against" votes. Non-votes by brokers and other nominees, are not considered votes cast, are not counted in the vote totals, and will have no effect on the Proposal.

                     RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR Proposal No. 2.

            PROPOSAL NO. 3 - APPROVAL OF THE ILLINOIS CENTRAL CORPORATION
                      DIRECTORS INCENTIVE 2000 OPTION PLAN

     At its March 1996 meeting, the Board of Directors adopted, subject to stockholder approval, the Illinois Central Corporation Directors Incentive 2000 Option Plan (the "Directors Option Plan"). The Directors Option Plan is intended to complement the Illinois Central Railroad Company Incentive 2000 Plan for senior management and to link compensation of directors who are not employees of the Corporation or its subsidiaries ("Outside Directors") to the goals of the Corporation's Plan2000 and the stockholders' interests in the creation of stock value.

     The total number of shares of the Corporation's Common Stock authorized for issuance pursuant to the Directors Option Plan is 300,000, which number of shares of Common Stock is subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. The Directors Option Plan will be administered by the Board of Directors of the Corporation, subject to certain restrictions set forth in the Directors Option Plan. On March 8, 1996, each of the eight eligible Outside Directors received, subject to stockholder approval, a one-time grant of options to purchase 37,500 shares of Common Stock.

     Vesting of options mirrors managements' Incentive 2000 Plan utilizing the same performance objectives for the year 2000. The percentage of the grant that may vest relating to each of the performance objectives is: Common Stock price - 70%, ROTC - 15% and earnings per share
- - 15%. Options vesting under the Plan are first determined by the Common Stock price performance objective. No vesting will occur under the Plan if the highest consecutive twenty-day average closing price of the Common Stock during the sixteen month period ending April 30, 2001 does not reach $43. Thus, the portion of the grants under the Plan that may vest based on ROTC and earnings per share will not occur unless the threshold Common Stock price is achieved. The maximum threshold level of vesting at the Common Stock price of $43 is 9,375 shares, and the maximum target level of vesting at the price of $50 is the full 37,500 shares. Seventy percent of the threshold and target levels will vest if the Common Price is $43 or $50, respectively. An additional fifteen percent of threshold and target levels will vest if ROTC is 14% or more in the year 2000 and another additional fifteen percent will vest if earnings per share are $4 or more in the year 2000. Options vesting under the Plan between the discrete threshold and target levels will be interpolated.

     Each vested option becomes exercisable on April 30, 2001. The exercise price for each option is $37.875, which is equal to 150% of the closing sales price of the Common Stock on the New York Stock Exchange on March 8, 1996, the date of grant (adjusted to reflect the 3-for-2 stock split of the Common Stock effective March 14, 1996). On March 15, 1996, the closing sales price of the Common Stock on the New York Stock Exchange was $27.375.

     An Outside Director may pay the exercise price for an option in cash, by delivering shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price, or by directing the Corporation to withhold such number of shares of Common Stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price.

     Each vested option granted to an Outside Director will terminate ten years from the date of grant. If an Outside Director's service as a director terminates before April 30, 2001, the director will be entitled to exercise the number of options under the Directors Option Plan that would have vested but for his termination of employment, prorated for the number of completed months in the Plan at the time such director's service terminates. Notwithstanding any other provision of the Directors Option Plan, in the event of a "Change in Control" of the Corporation, as defined in the Directors Option Plan, the date upon which each option then outstanding under the Directors Option Plan first becomes exercisable will automatically accelerate to the effective date of the Change in Control.

     The options granted to the Outside Directors are not incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("nonqualified stock options"). A recipient of a nonqualified stock option does not recognize taxable income at the time of grant, and the Corporation is not allowed a tax deduction by a reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the nonqualified stock option, in an amount equal to the excess of the fair market value of the shares of Common Stock received upon exercise at the time of exercise of such option over the exercise price of the option, and the Corporation then will be allowed a tax deduction in that amount. Upon disposition of the shares of Common Stock subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares of Common Stock were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's adjusted basis of the shares of Common Stock subject to the option (which adjusted basis ordinarily is the fair market value of the shares of Common Stock subject to the option on the date the option was exercised).

     The Directors Option Plan is intended to satisfy conditions relating to administration of employee stock option plans set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 16b-3 provides exemptions for officers and directors from the "short-swing" profit provisions of Section 16(b) of the Exchange Act with respect to, among other things, the grant of options under a stock option plan. The Corporation believes that upon stockholder approval, the Directors Option Plan will meet the requirements of Rule 16b-3. Accordingly, the Board recommended placing the Plan before stockholders for approval.

                             VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares present and voting will be required to approve the Proposal, Abstentions will have the same effect as "against" votes. Non-votes by brokers and other nominees, are not considered votes cast, are not counted in the vote totals, and will have no effect on the Proposal.

                     RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes it is important to give stockholders the opportunity to consider and vote upon this Plan. The Board of Directors recommends a vote FOR Proposal No. 3.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report

Executive Compensation Philosophy

     The Compensation Committee of the Board of Directors (the "Committee") has adopted a philosophy that for the management of the Corporation and its subsidiaries (herein, "the Company") compensation should be tied directly to the Company's stated business objectives and to the sustained creation of stockholder value. The Committee believes that stockholder interests and the Company's compensation programs should be closely aligned and integrated. Therefore, the Company's compensation program reflects both a performance and long-term orientation. Further, the performance measures used to determine compensation levels are the primary, sustainable drivers of stockholder value among transportation companies specifically and other publicly-held companies generally. As a result, the Company's total compensation program is designed to be highly sensitive to the Company's performance, defined in terms of stockholder value creation.

Incentive 2000 Plans

     In March 1996, the Compensation Committee recommended and the Board of Directors adopted, subject to stockholder approval, Incentive 2000 Plans for directors and key management employees. The Plans are intended to focus the directors and senior managers on the goals of the Company's Plan2000, the five-year plan adopted by the Board in 1995. Plan2000 calls for increasing Illinois Central's revenue to $900 million in the year 2000 while maintaining an operating ratio (operating expense divided by operating revenue) under 60% and a return on total capital of 14%. The Board believes these goals are challenging but achievable, and if attained will result in substantial appreciation of stockholder value. The Committee has determined that providing significant incentives to directors and management conditional on achieving financial measures linked to Plan2000 will promote the long-term interests of the Company and its stockholders. The terms are described in detail in Proposals No. 2 and No. 3 in connection with the request for stockholders' approval. It is the Committee's intention that neither directors nor management will benefit from these Incentive 2000 Plans unless the Company's Common Stock reaches a stable price of at least $43 in the year 2000.

Performance Compensation Program

     The Company's Performance Compensation Program consists of four components: (1) Base Salary, (2) Performance Awards, (3) Stock Options and
(4) Incentive 2000 Plan Awards.   The program is designed to emphasize
risk-based compensation which rewards Company and individual performance. Each of these components and its respective role in total direct compensation, as well as the basis for determining the compensation of the President and Chief Executive Officer ("CEO"), Mr. Harrison, are described below:

(1) Base Salary

     Salary and annual adjustments are determined by several factors, including: the Company's performance, the individual's contribution to that performance, the individual's position within his/her salary grade and competitive pay levels. To emphasize risk-based compensation, the overall target for base salary has been set at 90% of the size-adjusted
median for the railroad industry.   On an annual basis, the Committee
reviews the salary of the CEO and all other officers.

(2)  Performance Awards and Bonuses

     Approximately 415 management employees participate in the Company's annual incentive program. Each participant is assigned a target Performance Award according to the individual's level of responsibility (salary grade). Target award levels range from 10% to 75% of annual base
salary.   Actual award levels vary depending upon the Corporation's
performance relative to predetermined objectives for annual revenue growth and return on total capital ("ROTC"), and range from 0% to 150% of target awards. Award levels are weighted two-thirds on ROTC and one-third on revenue growth. Performance awards under the program for management employees other than the CEO and four other most highly compensated officers contain a second component for individual performance for the year as well as Company performance. The individual component of performance awards vary from 0% to 50% of the target award.

     The Company performance objectives are the same for all management employees and relate directly to those measures which drive stockholder value -- annual return on average total capital, calculated on an after-award after-tax basis, and annual revenue growth. Specific performance objectives are set by the Committee annually in relation to the Company's fiscal budget after it has been reviewed and approved by the Board. Except as to the CEO and the four other most highly compensated individuals, the Committee has the ability to adjust the Company payout through a discretionary factor of plus or minus 20% of target award by evaluating other business measures (e.g., safety, operating ratio, earnings per share, or other measures). For the CEO and the four other most highly compensated officers, only Company performance, subject to potential reduction by the Committee, determines the Performance Award.

     The CEO's target award is 75% of base salary and the targets for the other four most highly compensated officers range from 60% to 65%. To comply with IRS regulations limiting the deductibility of executive compensation, the CEO and the four other most highly compensated officers are not eligible to receive any performance award based on individual performance. The Committee also cannot adjust upward the Company performance award for these individuals. However, the Committee has retained the option of awarding cash bonuses (which are subject to the deductibility cap) to those individuals.

(3) Stock Options

     The Company maintains a long-term stock option program for approximately 75 senior managers to provide an equity-like interest in the Company. This program is intended to motivate senior management to improve the long-term performance of the Company's stock price and total return to stockholders.

     The number of stock options available for grant in any given year to all eligible employees will vary between .3% and .9% of common shares outstanding, depending on Company performance. Company performance is determined based upon three measures: the Company's 3-year total stockholder return relative to the S&P Midcap 400 index, its 3-year ROTC relative to Class I railroads and its annual compound revenue growth over a 3-year period relative to Class I railroads. The measures are weighted 50% on comparative stockholder return, 25% on ROTC and 25% on revenue growth. Stock options are granted at fair market value on the date of grant and vest 25% each year over four years. Actual awards to individual participants are based upon Company performance, individual performance and individual responsibility (salary grade) within the Company. The maximum award which can be made in one year to a participant under this program is options on 150,000 shares.

(4) Incentive 2000 Plan Awards

     To provide added incentive for senior management to achieve the goals of Plan2000, the Board of Directors has implemented a program, subject to stockholder approval, to award cash payments in the year 2001 based upon the extent to which specified performance criteria have been attained. For full description of the program see Proposal No. 2.

Results for 1995

      Actual results for 1995 exceeded the ROTC and revenue growth objectives of 12% and 5.0%, respectively . Actual 1995 ROTC was 12.1% and revenue growth was 8.4%. Based on this performance level the Company performance portion of the Performance Award was 120.0% of target award levels. In January 1996, the Committee after reviewing and considering the recommendations of the CEO and their own observations, awarded additional cash bonuses to the executive officers reflecting the contributions these individuals made to the overall performance of the Company for the year and competitive compensation currently paid by other railroads. In aggregate, approximately $7.1 million in Performance Awards and bonuses were paid to all management employees for 1995.

     The Company's stockholder return for those three years was 21.2% compared to 10.3% for the S&P Midcap 400 index. ROTC for the three years ending 1995 was 11.5% compared to 7.2% for all Class I railroads. The annual compound revenue growth for those years was 5.6% compared to 4.9% for Class I railroads. Accordingly, the Committee determined that options for a maximum 368,000 shares (552,000 post-split), or .9% of shares outstanding on grant date, should be awarded pursuant to the senior management stock option plan with respect to 1995 performance.

     Based on the 1996 Budget and the Company's strategic plans, including Plan2000, the Committee established the Company's 1996 ROTC objective at 12.5% and the annual revenue growth objective at 5%.

CEO Compensation

     Mr. Harrison was the highest compensated officer of the Company in 1995. Mr. Harrison's salary for 1995 was $500,000, unchanged from 1994. Pursuant to the Performance Compensation Plan, based on Company performance in 1995, Mr. Harrison received a Performance Award of $450,000. In
March 1995, Mr. Harrison was granted an option for 90,000 (post-split) shares of Common Stock based on the Company's performance in 1994.

     The Committee also awarded Mr. Harrison a cash bonus of $200,000 with respect to his individual performance in 1995. In determining the amount of this bonus, the Committee considered Mr. Harrison's individual contribution toward the achievement of significant corporate objectives including, among others, the acquisition of the Chicago Central and Pacific, negotiation of labor contracts, settlement of matters related to the Union Pacific/Southern Pacific merger and development of important growth opportunities. Additionally, consideration was given to the magnitude of Mr. Harrison's personal award in relation to other employees. Finally, the Committee noted that Mr. Harrison did not receive a salary increase for 1995 and that his total direct compensation (salary plus cash bonus) was comparable to compensation for CEOs of Class I railroads.

Nondeductible Compensation

     The Company believes that Performance Awards and Incentive 2000 Plan Awards will be fully deductible for federal income tax purposes. The Committee does not currently anticipate that any executive officer's nonperformance-based compensation will exceed $1 million. For 1995, no executive officer received nonperformance-based compensation which exceeded $1 million. It is anticipated that all executive compensation to be paid in 1996 will be fully deductible as well. However, the Committee and the Board of Directors retain the discretion to grant nondeductible compensation if that would be in the best interests of the Company and stockholders under the circumstances.

Respectfully submitted,

Mr. George D. Gould, Chairman
Mr. Samuel F. Pryor, IV
Mr. John V. Tunney
Mr. Alan H. Washkowitz

Executive Compensation

     All of the cash compensation received by IC's executive officers during fiscal years 1995, 1994 and 1993 was paid or accrued by the Railroad; none was paid by IC. The following table sets forth information concerning the Chief Executive Officer and the four other most highly compensated executive officers for the year ended December 31, 1995 and for one executive officer who retired at the end of 1995. The following table has been restated to give affect to a 3-for-2 stock split declared in January 1996.


                                         Summary Compensation Table

                                                                                      Long-Term
                                       Annual Compensation                             Compensation
                                                                              Restricted   Securities
                                                             Other Annual       Stock      Underlying      All Other
Name and Principal                                           Compensation(2)  Awards(3)    Options         Compensation
Position(s)              Year   Salary(1)  Bonus($)(1)($)             ($)  (#)             ($)

E. Hunter Harrison       1995   500,000    650,000     14,857          -     90,000         156,739(4)
 President and Chief     1994   496,154    630,000     15,424          -          -         108,522(4)
 Executive Officer       1993   357,342    350,000     19,965          -    412,500          70,252(4)

John D. McPherson        1995   201,925    195,000      9,568          -     30,112          42,705(5)
 Senior Vice             1994   174,660    190,000      7,909          -          -          31,936(5)
 President-Operations    1993    56,896     65,000      1,380    650,000          -           4,968(5

Gerald F. Mohan          1995   202,673    195,000      9,517          -     30,112          66,654(6)
 Senior Vice President   1994   180,049    190,000      9,425          -          -          42,097(6)
 Marketing (a)           1993   173,721    165,000      8,762          -     18,000          39,892(6)

Donald H. Skelton        1995   166,984    158,000    108,835(7)       -     19,800          16,285(8)
 Senior  Vice President  1994    19,039     10,000        958    642,500          -           1,552(8)
 Marketing and Sales

Ronald A. Lane           1995   164,562    158,000     11,320          -     19,800          38,055(9)
 Vice President and      1994   154,328    157,000     11,504          -          -          30,648(9)
  General Counsel and    1993   149,013    135,000      9,105          -     16,500          29,203(9)
  Secretary

Dale W. Phillips         1995   164,562    158,000      8,863          -     19,800          37,957(10)
 Vice President and Chief1994   154,328    157,000      8,399          -          -          30,856(10)
 Financial Officer       1993   148,822    135,000      8,319          -     16,500          29,368(10)

Notes to Summary Compensation Table

   (a) Mr. Mohan retired effective December 31, 1995. Mr. Skelton has been promoted to his position.

   (1) Bonus amounts include, but are not limited to, Performance Awards
(see "Compensation Committee Report").   Amounts shown in a given year
reflect amounts awarded with respect to that year but may have been paid the following year. Salary and Bonus amounts, where applicable, have not been reduced by the officers election to defer compensation pursuant to the Executive Deferred Compensation Plan.

   (2) Generally includes federal and state tax "gross ups" for various perquisites such as company cars and club dues and initiation fees, and, when they exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus, the value of perquisites. Excludes the value of the Company paid portion of the price for shares purchased under the Management Employee Discounted Stock Purchase Plan as same discount is available to all management employees.

   (3) Restricted stock awards were granted in 1993 to Mr. McPherson and in 1994 to Mr. Skelton. Shares awarded are restricted for a period of four years from the date of purchase or award. On each of the first four year anniversary dates of purchase or award, if employment has not previously been terminated, 25% of the shares originally awarded become unrestricted. Dividends paid on unvested restricted shares are not included in this table because they do not exceed regular dividends. As of December 31, 1995, Mr. Harrison owned 7,500 unvested shares of the shares granted in 1992 which had a current value of $191,825 and Messrs. Lane and Phillips each owned 6,750 unvested shares of the shares granted in 1992 which had a current value of $172,688. Mr. McPherson's unvested 15,000 shares had a current value of $383,750 and Mr. Skelton's unvested 16,875 shares had a current value of $431,718.75. The Company vested the remaining 7,500 shares of Mr. Mohan's 1992 grant upon his retirement on December 31, 1995. Current value is computed by multiplying the closing NYSE market price of unrestricted stock on December 31, 1995, by the number of shares still subject to restrictions and netting out any consideration paid by award recipient. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

   (4) Includes: (i) Railroad contributions to defined contribution plan of $3,000, $3,000, and $4,717 for fiscal years 1995, 1994, and 1993, respectively; (ii) Railroad contributions to 401(k) plan of $4,620, $4,620, and $4,497 for fiscal years 1995, 1994, and 1993, respectively;
(iii) amounts accrued under an executive account balance plan of $124,559, $84,652 and $50,735 for fiscal years 1995, 1994 and 1993, respectively; and (iv) amounts accrued under an excess benefit plan of $24,560, $16,250 and $10,303 for fiscal years 1995, 1994 and 1993, respectively.

   (5) Includes: (i) Railroad contributions to defined contribution plan of $3,000, $3,000 and $825 for fiscal years 1995, 1994 and 1993, respectively; (ii) Railroad contributions to 401(k) plan of $4,620, $4,001 and $1,239 for fiscal years 1995, 1994 and 1993, respectively; (iii) amounts accrued under an executive account balance plan of $31,982, $23,778 and $2,904 for fiscal years 1995, 1994 and 1993, respectively; and (iv) amount accrued under an excess benefit plan of $3,143 and $1,157 in 1995 and 1994, respectively.

   (6) Includes: (i) Railroad contributions to defined contribution plan of $3,000, $3,000 and $3,504 for fiscal years 1995, 1994 and 1993, respectively; (ii) Railroad contributions to 401(k) plan of $4,620, $4,620 and $4,358 for fiscal years 1995, 1994 and 1993, respectively; (iii) amounts accrued under an executive account balance plan of $43,712. $32,910 and $31,135 for fiscal years 1995, 1994 and 1993, respectively; and (iv) amounts accrued under an excess benefit plan of $3,143, $1,567 and $895 for fiscal years 1995, 1994 and 1993, respectively. Amounts accrued under this executive account balances plan and the excess benefit plan were paid upon retirement in 1995 and 1996, respectively.

   (7) Includes perquisites, including club dues and initiation fees of $50,905.

   (8) Includes (i) Railroad contributions to defined contribution plan of $3,000 and $275 for fiscal 1995 and 1994, respectively; (ii) Railroad contributions to 401(k) plan of $4,620 and $207 for fiscal 1995 and 1994, respectively; (iii) amounts accrued under an executive account balance plan of $7,925 and $1,070 for fiscal years 1995 and 1994, respectively; and (iv) amounts accrued under the excess benefit plan of $740 in 1995.

   (9) Includes: (i) Railroad contributions to defined contribution plan of $3,000 for each fiscal year 1995, 1994 and 1993; (ii) Railroad contributions to 401(k) plan of $4,620, $4,620 and $4,475 for fiscal years 1995, 1994 and 1993, respectively; (iii) amounts accrued under an executive account balance plan of $29,656, $22,924 and $21,728 for fiscal years 1995, 1994 and 1993, respectively; and (iv) amounts accrued under the excess benefit plan of $779 and $104 in 1995 and 1994, respectively.

   (10) Includes: (i) Railroad contributions to defined contribution plan of $3,000 for each fiscal year 1995, 1994 and 1993; (ii) Railroad contributions to 401(k) plan of $4,222, $4,620 and $4,463 for fiscal years 1995, 1994 and 1993, respectively; (iii) amounts accrued under an executive account balance plan of $29,953, $23,132 and $21,905 for fiscal years 1995, 1994 and 1993, respectively; and (iv) amounts accrued under the excess benefit plan of $782 and $104 in 1995 and 1994, respectively.

Options/Grants

   During 1995 the first awards under the Executive Performance
Compensation Program were made.

                                    OPTIONS/ GRANTS IN LAST FISCAL YEAR
                                                                                    Potential Realizable
                                                                                             Price Appreciation
                                         Individual Grants                                   for Option Terms(3)

                                     Percent
                      Number of     of Total
                      Securities    Options
                      Underlying  Granted to Exercise
                      Options      Employees or Base
                      Granted      in Fiscal Price   Expiration
Name                    (#)         Year    ($/SH)   Date(1)        5% ($)      10%($)
E. Hunter Harrison    90,000       17.19%   23.167   3/16/2005      1,311,245   3,322,953
John D. McPherson     30,112        5.75    23.167   3/16/2005        438,714   1,111,786
Gerald F. Mohan       30,112        5.75    23.167   12/31/1998(2)    438,714   1,111,786
Donald H. Skelton     19,800        3.78    23.167   3/16/2005        288,474     731,050
Ronald A. Lane        19,800        3.78    23.167   3/16/2005        288,474     731,050
Dale W. Phillips      19,800        3.78    23.167   3/16/2005        288,474     731,050



(1) Options vest at 25% per year on March 16, 1996, March 16, 1997, March 16, 1998 and March 16, 1999.
(2) Options vested on date of retirement (12-31-95) and must be exercised prior to 12-31-98.
(3) Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. These amounts assume annual compounding results in total appreciation of 63% (5% per year) and 159% (10% per year). Actual gains, if any, on stock option exercises and common stock are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FY-END OPTION VALUES

                                                       Number of Securities          Value of Unexercised
                                                      Underlying Unexercised         In-the-Money
                          Shares                           Options at                Options at
                       Acquired on    Value               FY-End (#)                 FY-End($)(2)
Name                   Exercise(#)  Realized($)  Exercisable   Unexercisable(1)      xercisable   Unexercisable
E. Hunter Harrison     0            0            206,250       296,250               1,776,563    1,994,062
John D. McPherson      0            0              9,000        39,112                  42,750      115,521
Gerald F. Mohan        0            0             48,112             0                 158,271            -
Donald H. Skelton      0            0                  0        19,800                       -       47,850
Ronald A. Lane         0            0              8,250        28,050                  39,188       87,037
Dale W. Phillips       0            0              8,250        28,050                  39,188       87,037


(1) Includes shares exercisable on February 17, 1996, (93,750) and March 16, 1996 (44,878).
(2)  Based on the year-end price of $25.583.

Pension and Retirement Plans

     Executive Account Balance Plan. The Railroad's Executive Account Balance Plan provides for a sum equivalent to 10% of an executive's combined salary and performance awards in excess of a wage offset factor to be accrued annually (but not funded), and is payable upon the retirement from the Railroad or termination of employment. The wage offset factor is adjusted annually by the percentage increase in the social security wage base. For 1995, the wage offset factor was $102,000. Amounts accrued earn interest in accordance with the plan.

     Defined Contribution Plan. All management employees of the Railroad are eligible to participate in a defined contribution plan to which the Railroad contributes 2% of each participant's earnings (as defined in the plan). All contributions are fully vested upon contribution and are invested in various investment funds as selected by the employees. Contributions are designated as Employer Contributions in the Savings Plan.

     Supplemental Retirement and Savings Plans. All management employees of the Railroad are eligible to participate in the Supplemental Retirement and Savings Plan (the "Savings Plan"), which is a qualified salary reduction 401(k) plan. Eligible employees may make "pre-tax" contributions to the Savings Plan of up to 15% of their salary subject to limitations imposed by the Internal Revenue Code. Those contributions are partially matched by the Railroad. The matching contribution is limited to 50% of the first 6% of an employee's pre-tax salary (i.e., the matching contribution is limited to 3% of his or her salary). All contributions are fully vested upon contribution and are invested in various investment funds as selected by the employees.

     Excess Benefit Plan. Under the Railroad's Excess Benefit Plan, amounts are accrued for each executive officer on an unfunded basis to offset the limitations imposed by the Internal Revenue Code with respect to certain benefit plans as a result of the level of the recipient's compensation. Currently, the Excess Benefit Plan provides for the accrual of a sum equivalent to the employer matching contribution under the Supplemental Retirement and Savings Plan which is restricted by the limits of Section 402(g) of the Internal Revenue Code. The amounts accrued will be distributed at the same time and on the same terms as the amounts paid under the Savings Plan.

     Executive Deferred Compensation Plan. The Corporation established the Illinois Central Corporation Executive Deferred Compensation Plan effective as of January 1, 1994. The plan is available to all officers of the Railroad and such management employees as specified from time to time by the Railroad. Eligible employees may elect to defer up to 50% of base salary and 100% of annual bonus. Participants' account balances are fully vested and earn interest at a specified, variable rate. Distributions under the plan will be made in a lump sum or installments after the participant's retirement or other termination of employment. Subject to a penalty, a participant may elect to withdraw all or a portion of his or her account under the plan in the event of an unforeseen financial emergency.

     Supplemental Executive Retirement Plan. The Corporation has no tax-qualified defined benefit retirement plan for employees. However, the Corporation established the Illinois Central Corporation Supplemental Executive Retirement Plan effective as of January 1, 1994 (the "SERP").
The SERP covers all officers of the Railroad and such other management employees as specified from time to time by the Railroad. The monthly benefit payable pursuant to the SERP is equal to a maximum of 35% of the participant's final average compensation (defined as the average annual compensation paid for the highest 36 consecutive months out of the last
60 months prior to retirement) offset by the amount of annual annuity that could be purchased with the sum of: (i) the portion of the participant's account in the Savings Plan which is attributable solely to Employer contributions and the earnings thereon; (ii) the participant's account in the Excess Benefit Plan; and (iii) the participant's account balance in the Executive Account Balance Plan. Participants vest after five years of participation in the SERP. The following table shows benefits payable to those executives who are eligible for early retirement at age 55 or above with 10 years of credited service, or upon normal retirement at age 65.


     Average                Pension Plan Table
      Final     Estimated Annual Benefit for Years of Credited Service
     Earnings         5      10        15        20        25

    $100,000     $ 17,500 $ 35,000  $ 35,000 $ 35,000 $ 35,000
     200,000       35,000   70,000    70,000   70,000   70,000
     300,000       52,500  105,000   105,000  105,000  105,000
     400,000       70,000  140,000   140,000  140,000  140,000
     500,000       87,500  175,000   175,000  175,000  175,000
     600,000      105,000  210,000   210,000  210,000  210,000
     700,000      122,500  245,000   245,000  245,000  245,000
     800,000      140,000  280,000   280,000  280,000  280,000
     900,000      157,500  315,000   315,000  315,000  315,000

        The above table sets forth the estimated annual benefits payable on a single-life annuity basis if participant does not have a spouse at the time payment is to commence and a joint and 50% survivor annuity basis in the event the participant has a spouse at the time of commencement. For 1995, covered compensation for the executive officers named in the Summary Compensation Table consists of salary, bonus and any deferred compensation has been added back in the table.


        The number of years of credited service as of December 31, 1995, is two (2) years for each of Messrs. Harrison, McPherson, Lane, and Phillips. Mr. Skelton has one (1) year of credited service at December 31, 1995.
Mr. Mohan retired before vesting and is not covered by the SERP.

Directors' Compensation

        Under the compensation program for Outside Directors the annual retainer for the Chairman is $170,000 and the annual retainer for other Board members is $20,000. Because of the extra demands placed on each committee's chairman a supplemental annual retainer of $3,000 is paid. Each director receives $2,000 for each board or committee meeting attended and is reimbursed for expenses incurred in attending those meetings. No director fees are paid to Mr. Harrison since he is an employee. A Directors Deferral Plan permits directors to defer up to 100% of their cash compensation until they terminate their services as directors.

        The Outside Directors also receive an annual grant of stock options to purchase 2,250 shares at the fair market value on the date of grant. Stock options are granted to each continuing director (whether as a result of such director's re-election or by reason of the continuation of such director's term) on the date of each Annual Meeting. Such options are exercisable in full six months following their grant date and expire 10 years following grant date or if earlier, one year after termination of service as a director for any reason other than death or disability.

         In March 1996, each Outside Director received a conditional option to purchase 37,500 shares which may vest on April 1, 2001 if specified Company performance objectives are achieved in the year 2000. See
Proposal No. 3.

         The Outside Directors participate in a non-qualified retirement plan which provides for annual payment of an amount equal to the annual retainer at the time of a director's retirement (see above) to be paid for as many years as the director served in that capacity up to a maximum of 10 years.

        IC has an Indemnification Agreement with each of the directors.

Employment Contracts and Termination of Employment and Change in Control Arrangements

        No officer has an employment contract or a termination of employment or change in control arrangement related to continued employment.
However, in the event of a change in control, any unvested restricted stock and options granted to Employee Participants will be subject to accelerated vesting.

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

        The following independent directors are members of IC's Compensation
Committee:  George D. Gould (Chairman), Samuel F. Pryor, IV, John V.
Tunney and Alan H. Washkowitz. No executive officer serves as a director of any entity whose executive officers serve on IC's Compensation
Committee.

Performance Graph

        The following performance graph compares the Corporation's change in total stockholder return on its Common Stock since August 1990 when public trading in the Common Stock began with the S&P Midcap Index in which the Corporation is included and the S&P Railroad Index which includes other Class I railroads but not the Railroad. Dividend reinvestment has been assumed.

                              Stock Performance Table

                                    S & P           S & P
        Period     IC Stock       Midcap 400      Railroads

        12-90        100             100             100
        12-91        282             150             163
        12-92        313             168             183
        12-93        470             191             227
        12-94        413             185             196
        12-95        530             242             287

OWNERSHIP OF COMMON STOCK AND CERTAIN TRANSACTIONS

OWNERSHIP

   The following table sets forth certain information with respect to persons known by the Corporation to beneficially own (as defined by the Securities Exchange Act of 1934) as of March 8, 1996, five percent or more of Common Stock, and with respect to each director and named executive officer of the Corporation and all directors and executive officers of the Corporation as a group. Share amounts have been adjusted for the 3-for-2 stock split effective in March 1996. The stock split has no impact on ownership percentages.



Name and Address          Amount and               Percentage of
(if applicable)          Nature of Beneficial      Common Stock
of Beneficial Owner       Ownership(2)             Outstanding(1)

FMR Corporation
82 Devonshire Street
Boston Massachusetts  02109    574,564(2)                9.08%

MacKay Shields Financial
 Corporation
9 West 57th Street
New York, New York  10019    3,887,175(3)                6.33%

George D. Gould                 56,250                      *
William B. Johnson              45,708                      *
Gilbert H. Lamphere            870,847(4)                1.42%
Alexander P. Lynch             386,295(5)                   *
Samuel F. Pryor, IV            419,190(6)                   *
F. Jay Taylor                   32,998(7)                   *
John V. Tunney                  13,743(8)                   *
Alan H. Washkowitz              54,000(9)                   *
E. Hunter Harrison             519,258                      *
John D. McPherson               59,460                      *
Ronald A. Lane                 163,336                      *
Dale W. Phillips               181,189                      *
Donald H. Skelton               25,724                      *

All directors and executive
officers of IC as a group
(16 persons)                 3,078,240(10)               4.96%

Gerald F. Mohan                 52,127                      *



 * under 1%

     (1) Based on 61,425,093 shares after adjusting the 40,950,154 shares of Common Stock outstanding on March 8, 1996 for the 3-for-2 stock split effective March 14, 1996. Shares issuable currently or within sixty days upon exercise of options are treated as outstanding for the purposes of stating the amount of beneficial ownership and computing the percentage of beneficial ownership of shares by such person (or of the group). See 1990 Incentive Plan for a summary of shares purchasable upon exercise of options granted.

      (2) According to a Schedule 13G, Amendment No. 5, dated February 14, 1996, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR
          Corporation, has dispositive power for 5,396,064 shares in its capacity as an investment advisor to several investment companies (i.e., Funds) controlled by FMR Corporation. Voting rights are vested with the Fund's Board of Trustees. Fidelity Management
          Trust Company, a wholly owned subsidiary of FMR Corporation, has sole dispositive power for 175,500 shares and sole voting power for 87,000 shares in its capacity as trustee or managing agent on several private investment accounts. Fidelity International Limited has sole disposition and voting power for 3,000 shares in its capacity as an investment advisor to various investment companies (the "International Funds").

      (3) According to a Schedule 13G dated February 13, 1996,
          MacKay Shields Financial Corporation, in its capacity as an investment manager for various clients, has shared voting and shared disposition power for 3,887,175 shares.

      (4) Excludes 209,112 shares held by a trust for the benefit of Mr. Lamphere's descendants, of which Messrs. Alexander P. Lynch and Richard G. Woolworth,
          Jr. are co-trustees. Mr. Lamphere disclaims beneficial ownership of these shares. Includes
          84,831 shares held by a trust for benefit of Mr.
          Pryor's children, of which Mr. Lamphere is a co-trustee.

      (5) Includes 209,112 shares held by a trust for the benefit of Mr. Lamphere's descendants, of which Messrs. Alexander
          P. Lynch and Richard G. Woolworth, Jr. are co-trustees.

      (6) Excludes 84,831 shares held by a trust for the benefit of Mr. Pryor's children, of which Mr. Lamphere and Mr. Samuel
          F. Pryor, III, Mr. Pryor's father, are trustees. Mr. Pryor disclaims beneficial ownership of these shares.

      (7) Includes 1,500 shares held by Dr. Taylor's spouse.
          Dr. Taylor disclaims beneficial ownership of these shares.

      (8) Includes 4,500 shares held in trust for Mr. Tunney's mother, for which Mr. Tunney is Trustee.

      (9) Under an arrangement with Lehman Brothers, Mr. Washkowitz must remit to Lehman Brothers any gain upon exercise of the options for 24,750 shares of the total.

     (10) See Notes (4) - (9) above.  Amount does not include
          Mr. Mohan's shares.

CERTAIN TRANSACTIONS

Lehman Brothers Inc.

    Mr. Washkowitz has been a Managing Director of Lehman Brothers or its predecessors since 1978. Lehman Brothers has provided services to the Corporation and the Railroad in the past and is expected to do so in the future. Lehman Brothers managed
(i) the public debt offerings in 1995, (ii) the debt tender offer and public debt offering of the Railroad in 1993 and (iii) is one of the designated dealer's for the Railroad's commercial paper program which started in November 1993.

The Bridgeford Group

    Mr. Lynch is Co-Chief Executive Officer and Co-President of The Bridgeford Group and served as a Senior Managing Director there from 1991 until 1995. The Bridgeford Group has provided services to the Corporation and the Railroad in the past and is expected to do so in the future. The Bridgeford Group assisted in the evaluation of and negotiations with Kansas City Southern Industries in 1994 and the evaluation of and negotiations with CCP Holdings, Inc. in 1995 and 1996.


                                  GENERAL


COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

    The Corporation's executive officers and directors are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must be furnished to the Corporation as well.

    Based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during the preceding year all executive officers and directors have complied with applicable filing requirements.

ANNUAL REPORTS

    A copy of the Corporation's 1995 Annual Report, which includes the Corporation's Consolidated Financial Statements for the three years ended December 31, 1995, was mailed to all stockholders of record as of March 8, 1996. The 1995 Annual Report is not to be regarded as part of the proxy soliciting materials.

PROXY SOLICITATION

    The cost of the solicitation of proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by directors, officers and employees of the Corporation or its subsidiaries, without extra remuneration. The Corporation will reimburse brokers, banks, nominees and other fiduciaries for their reasonable expenses for forwarding proxy materials to principals.

    In addition, the Corporation has retained Corporate Investor
Communications, Inc. at a fee of $4,500, to assist in the distribution of proxy material and the solicitation of proxies.

PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be included in next year's proxy statement must be received by the corporate Secretary at the Corporation's principal executive offices in Chicago, Illinois, no later than the close of business on December 3, 1996.

FURTHER BUSINESS

    To the best of the Board of Directors' knowledge, there are no matters to come before the Annual Meeting other than those set forth in this Proxy Statement. If any further business is presented to the Annual Meeting, the persons named in the proxies will act on behalf of the stockholders they represent according to their judgment.

                      By order of the Board of Directors


                      Ronald A. Lane
                          Secretary
April 1, 1996








SIDE 1

                          ILLINOIS CENTRAL CORPORATION

                         ILLINOIS CENTRAL CORPORATION
P                                SAVINGS PLANS
R
O    Instructions Solicited on Behalf of the Trustee of the Savings
X     Plans for Voting at Illinois Central Corporation's
Y        Annual Meeting of Stockholders - May 8, 1996

     The undersigned hereby instructs the Continental Trust Company, the Trustee under the Savings Plans to vote all shares subject to the participant's direction under such Plans, at the Annual Meeting of Stockholders of Illinois Central Corporation to be held in The Stockholder's Room of the Bank of America, NT&SA, 231 South LaSalle Street, Chicago, Illinois 60697 on Wednesday, May 8, 1996, and at any adjournments thereof, as indicated on the reverse side of this card, and on all other matters coming before said Meeting in the Trustee's discretion.

    (1) Election of Directors, Nominees:
        William B. Johnson, Gilbert H. Lamphere, John V. Tunney

    (2) To consider and vote upon the Incentive 2000 Plan.

    (3) To consider and vote upon the Directors' Incentive 2000
        Stock Option Plan.

    CONTINUED AND TO BE SIGNED ON REVERSE SIDE.                    SEE
                                                                  REVERSE
                                                                   SIDE

SIDE II



                                IC
                               LOGO
                               HERE




    March 8, 1996, was the record date set by the Board of Directors for determining stockholders eligible to vote at the 1996 Annual Meeting. This date was prior to the effective date for the 3-for-2 stock split declared by the Board of Directors in January 1996.

    As a result, stockholders of record on March 8, 1996, will be voting pre-split shares, which DO NOT reflect the stockholders' share ownership after the 3-for-2 split for all matters voted upon at the 1996 Annual
    Meeting.

  X
     Please mark votes as in this example.

    These instructions when properly executed will enable the Trustee to vote your shares in the manner directed herein. If no direction to the contrary is made, your shares may be voted by the Trustee in accordance with the terms of the Plan documents.

    The Board of Directors recommends a vote FOR proposals 1, 2 and 3


                                For     Against   Abstain
1.  Election of Directors
    (see reverse).

2.  Adopt Incentive  2000 Plan


3.  Adopt Directors' Incentive
    2000 Stock Option Plan



                                        MARK HERE
                                        FOR ADDRESS
                                        CHANGE AND
                                        NOTE AT LEFT





For all nominees except as noted above.

        Please sign exactly as name appears hereon.
        Joint owners should each sign.
        When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

        Mark here for address change and note at left


The signer hereby revokes all proxies
heretofore given by the signer to
vote at said meeting or any
adjournments thereof.         Signature:                 Date:

                              Signature:                 Date:

SIDE 1











                          ILLINOIS CENTRAL CORPORATION

P          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
R                        ANNUAL MEETING
O                       OF STOCKHOLDERS - MAY 8, 1996
X
Y
        The undersigned hereby appoints E. Hunter Harrison and Ronald A. Lane, and each of them, as proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Illinois Central Corporation to be held in The Stockholder's
    Room of the Bank of America, NT&SA, 231 South LaSalle Street, Chicago, Illinois, 60697 on Wednesday, May 8, 1996, and at any adjournments thereof, as indicated on the reverse side of this card, and on all other matters coming before said Meeting in their discretion.

    (1) Election of Directors, Nominees:
        William B. Johnson, Gilbert H. Lamphere, John V. Tunney

    (2) To consider and vote upon the Incentive 2000 Plan.

    (3) To consider and vote upon the Directors' 2000 Stock
        Option Plan.


   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.             SEE REVERSE SIDE

SIDE II

                              IC
                             LOGO
                             HERE




    March 8, 1996, was the record date set by the Board of Directors for determining stockholders eligible to vote at the 1996 Annual Meeting. This date was prior to the effective date for the 3-for-2 stock split declared by the Board of Directors in January 1996.

    As a result, stockholders of record on March 8, 1996, will be voting pre-split shares, which DO NOT reflect share ownership after the 3-for-2 split, for all matters voted upon at the 1996 Annual Meeting.


  X
    Please mark votes as in this example.

    These instructions when properly executed will be voted
    in the manner directed herein.  If no direction to the
    contrary is made this proxy will be voted FOR proposal    1

       The Board of Directors recommends a vote FOR proposals 1, 2 and 3


                                  For     Against   Abstain
1.  Election of Directors
    (see reverse).
2.  Adopt Incentive  2000 Plan

3.  Adopt Directors' Incentive
    2000 Stock Option Plan



                                        MARK HERE
                                        FOR ADDRESS
                                        CHANGE AND
                                        NOTE AT LEFT





For all nominees except as noted above.

              Please sign exactly as name appears hereon.
              Joint owners should each sign.
              When signing as attorney, executor,
              administrator, trustee or guardian, please give full title as such.

              Mark here for address change and note at left


The signer hereby revokes all
proxies heretofore given by the
signer to vote at said meeting
or any adjournmentsthereof.        Signature:           Date:
                                   Signature:           Date:


                                                                 APPENDIX I

                          ILLINOIS CENTRAL CORPORATION
                      DIRECTORS INCENTIVE 2000 OPTION PLAN

                                  Article 1
                      Establishment, Purpose and Duration

        1.1 Establishment of the Plan. Illinois Central Corporation (the "Company") hereby establishes an incentive compensation plan to be known as the Illinois Central Corporation Directors Incentive 2000 Option Plan (the "Plan") for certain non-employee directors of the Company. The Plan provides for the grant of non-qualified stock options, subject to the terms and provisions set forth herein.

        1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of the Company's Plan2000 by linking the personal financial interests of the non-employee directors to attainment of those goals. This incentive will promote creation of stockholder value, reward high performance and assist in unifying the efforts of directors and senior managers. This Plan is intended to mirror the Illinois Central Railroad Company Incentive
2000 Plan with the purpose that Directors benefits hereunder will vest in the year 2001 only and in the same proportion that senior management Awards become payable thereunder.

        1.3 Effective Date and Duration of the Plan. The Plan has been adopted and authorized by the Board of Directors of the Company for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of a majority of the shares of the voting stock of the Company entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall be deemed to have become effective as of March 8, 1996 (the"Effective Date"). The date of grant of the options granted under the Plan prior, but subject, to approval of the Plan by stockholders of the Company shall be determined without reference to the date of approval of the Plan by the stockholders of the Company. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article
7 hereof, until all Shares (as defined in Section 2.21 hereof) subject to the Plan shall have been purchased or acquired or shall have expired or otherwise been terminated in accordance with this Plan. For purposes of operating the Plan, the Company intends to rely on Rule 16b-3 (as defined in Section 2.22 hereof) as in effect on April 30, 1991, until the Commission (as defined in Section 2.6) may otherwise require.

                                   Article 2


                                  Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below:

        2.1 Award Agreement. "Award Agreement" shall mean any written agreement entered into by and between the Company and an Outside Director, or other document or instrument, setting forth the terms and provisions applicable to an Option granted under the Plan.

        2.2 Beneficial Owner. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.3   Board or Board of Directors.  "Board" or "Board of
Directors" shall mean the board of directors of the Company.

        2.4   Change in Control.  A "Change in Control" of the
Company shall be deemed to have occurred upon the occurrence of any of the following:

        (a) any Person is or becomes the Beneficial Owner
    (except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in Rule
    13d-3), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

        (b) at any time during any period of two consecutive years (not including any period prior to January 1, 1996) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

        2.5   Code.    "Code" shall mean the Internal Revenue Code
of 1986, as amended from time to time.

        2.6 Commission. "Commission" shall mean the United States Securities and Exchange Commission or any successor agency thereto.

        2.7   Committee.  "Committee" shall mean the Compensation
Committee of the Board of Directors.

        2.8   Company.  "Company" shall mean Illinois Central
Corporation, a Delaware corporation, or any successor thereto as provided in Section 8.5 herein.

        2.9 Director. "Director" shall mean any individual who is a member of the Board of Directors of the Company.

        2.10 Disability. "Disability" shall mean disabled as determined in the sole discretion of the Committee.

        2.11 Effective Date. "Effective Date" shall have the meaning set forth in Section 1.3 hereof.

        2.12  Exchange Act.  "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.13 Fair Market Value. "Fair Market Value" shall mean the closing sales price of the Shares on the relevant date, as reported on the consolidated tape of the New York Stock Exchange.

        2.14 Measurement Area. "Measurement Areas" shall mean the areas of IC's performance that are measured for purposes of determining whether Options will vest under the Plan, as follows:

              (a) The return on total capital, for the year ended December 31, 2000, calculated as follows: (i) the Company's net income after giving effect to both the financial impact, if any, of the options granted herein and awards earned pursuant to the Illinois Central Railroad Company Incentive 2000 Plan but before giving effect to special or extraordinary items or changes in accounting rules, plus after-tax interest expense; divided by (ii) the average of the Company's total assets less non-interest bearing current liabilities at the beginning and end of such year ("ROTC");

              (b) The Company's primary earnings per share for the year ended December 31, 2000, as reported in the Company's audited financial statements, after giving effect to both the financial impact, if any, of the options granted herein and awards earned pursuant to the Illinois Central Railroad Company Incentive 2000 Plan but before giving effect to special or extraordinary items or changes in accounting rules ("EPS"); and

              (c) The highest consecutive average twenty-day closing price of the Common Stock for the sixteen-month period ending April 30, 2001, determined concurrently with or after the period when such closing price has been not less than $43 for twenty consecutive days, as such closing prices are reported on the consolidated tape of the New York Stock Exchange ("Stock Price").

        2.15 Option. "Option" shall mean a nonqualified stock option to purchase Shares, granted pursuant to Article 6 herein.

        2.16 Option Price. "Option Price" shall mean the price at which a Share may be purchased under an Option.

        2.17 Outside Director. "Outside Director" shall mean any individual who is a member of the Board of Directors of the Company, but who is not otherwise an employee of the Company or any of the Company's subsidiaries.

        2.18  Participant.  "Participant" shall mean an Outside
Director who has outstanding an Option granted under the Plan.

        2.19 Permitted Transferee. "Permitted Transferee" shall have the meaning set forth in Section 6.11 hereof.

        2.20 Person. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
Section 13(d).

        2.21  Plan.  "Plan" shall mean the Illinois Central
Corporation Directors Incentive 2000 Option Plan, as set forth herein and as hereinafter amended from time to time.

        2.22 Retirement. "Retirement" shall mean the voluntary termination of further service as a director after completion of one or more full three-year terms as determined in the sole discretion of the Committee.

        2.23 Rule 16b-3. Rule 16b-3 shall mean Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        2.24  Securities Act.  "Securities Act" shall mean the
Securities Act of 1933, as amended from time to time, or any successor act thereto.

        2.25 Shares. "Shares" shall mean shares of common stock of the Company, par value $.001 per share.

                                   Article 3

                           Administration of the Plan

        3.1 Appointment of the Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth herein.

        3.2 Authority of the Committee. The Committee shall have all power, discretion, and authority necessary to interpret and administer the Plan in a manner which is consistent with the Plan's provisions; provided, however, that in no event shall the Committee have the power to determine the criteria for eligibility to participate in the Plan, the number of Options or Shares subject to Options granted under the Plan, the timing of the grant of Options under the Plan or the Option Price, all of which determinations shall be automatically made pursuant to the provisions of the Plan. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination and decision made by the Committee shall presumptively be final, conclusive, and binding for all purposes and upon all Persons.

                                   Article 4

                           Shares Subject to the Plan

        4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 herein, the total number of Shares available for grant under the Plan shall be three hundred thousand (300,000). Shares issued pursuant to the Plan may consist of authorized and unissued Shares or Shares which have been or may be held by the Company in treasury, as determined from time to time by the Board.
The grant of an Option shall reduce the number of Shares available for grant under the Plan by the number of Shares subject to such Option.

        4.2 Adjustments in Authorized Shares. The number of Shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding Shares is changed by any stock dividend, stock split or combination of Shares, the number of Shares subject to the Plan and to Options previously granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each Share then subject to the Plan and for each Share then subject to an Option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to the transaction, and (c) in the event of any other change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of Shares then subject to the Plan and to each Share then subject to an Option granted under the Plan. In the event of any such adjustment, the exercise price per Share shall be proportionately adjusted.

                                 Article 5

                                  Eligibility

        5.1 Eligibility. Persons eligible to participate in the Plan are Outside Directors serving on the Board on March 8, 1996 and continuing in office after the 1996 Annual Meeting of Stockholders.

                                   Article 6

                                    Options

        6.1 Grant of Options. Subject to the subsequent approval of the Plan by the stockholders of the Company as set forth in Section 1.3, each individual who is an Outside Director on the Effective Date and continuing in office after the 1996 Annual
Meeting of Stockholders shall be granted, on the Effective Date, an Option to purchase thirty-seven thousand five hundred (37,500) Shares.

        6.2 Limitation on Grant of Options. Other than those grants of Options set forth in Section 6.1 herein, no additional
Options shall be granted under the Plan.

        6.3 Award Agreement. Each Option shall be evidenced by a written Award Agreement that shall specify the Option Price, the terms for payment of the Option Price, the expiration date of the Option, and the number of Shares subject to the Option, and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

        6.4 Option Price. The exercise price per Share for each Share which may be purchased pursuant to an Option shall equal 150% of the Fair Market Value of a Share on the date the Option is granted, which is $37.875.

        6.5 Expiration of Options. Each Option shall expire, and all rights to purchase Shares thereunder shall cease, on the date ten (10) years from the date on which the Option was granted.

        6.6 Performance Goals for Vesting. Vesting of granted options to Participants shall be determined solely by reference to the extent the Company attains the goals relating to each of the Measurement Areas. Subject to the provisions of Section 6.9, the goals relating to each of the Measurement Areas are as follows:
ROTC: 14%; EPS $4; and Stock Price minimum and target goals, $43 and $50, respectively. The percentage of the Option that will vest and shall be exercisable under the Plan relating to each of the Measurement Areas is 70% -- Stock Price; 15% -- ROTC; and 15% -- EPS. Whether an Option vests and is exercisable under the Plan will
be first determined by reference to the Stock Price goals.    If
Company performance fails to attain the minimum Stock Price goal, no Options shall vest. Accordingly, the percentages of an Option that may vest under the Plan relating to ROTC and EPS will not vest unless the minimum Stock Price is attained.

         6.7 Vesting of Shares Subject to Option. Except as otherwise provided in Section 6.8 hereof, each Option granted under the Plan shall vest and first become exercisable on April 30, 2001 pursuant to the following schedule: (a) if the Stock Price is less than $43, zero percent (0%) of each Option shall vest and become exercisable; (b) if the Stock Price is $43, options on 7,031 shares (70% of 25%) of the total grant shall vest and become exercisable;
(c) if the Stock Price is $50 or higher, options on 26,250 shares (70% of 100%) of the total grant shall vest and become exercisable; and (d) if the Stock Price is between $43 and $50, the percentage of each Option that shall vest and become exercisable shall be interpolated. In addition, if the ROTC or EPS goal is attained, the number of Options which would otherwise vest by virtue of the Stock Price will be increased by an additional 15% of the applicable vesting amount for each of the two goals achieved.

        6.8 Vesting Upon a Change in Control. In the event of a Change in Control, one hundred percent (100%) of each Option granted under the Plan shall vest and become fully exercisable, prorated for the number of completed months between the Effective Date and the date of the Change in Control.

        6.9 Adjustment of Option Price. In the event that the number of outstanding Shares is changed by any stock dividend, stock split or combination of Shares, the Option Price, the EPS goal and the Stock Price minimum and target goals shall be proportionably adjusted, and in the event of any other change in the capitalization of the Company, the Committee shall provide for a proportionate adjustment to such Option Price, the EPS goal and the Stock Price minimum and target goals.

        6.10 Effect of Termination of Directorship. In the event that a Participant ceases to be a Director on or before April 30, 2001 for any reason, Options held by such Participant or such Participant's Permitted Transferees will vest and become exercisable to the extent such Options would have vested and become exercisable under the terms of the Plan if the Participant had remained a Director until April 30, 2001, but prorated according to the number of full months the Director actually served during the period from the Effective Date to the date of termination.

        6.11 Exercise of Options. A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment and the Participant's copy of any and all Award Agreements. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

        Except as otherwise provided in an Award Agreement, the Participant may pay the Option Price per Share upon exercise of any Option (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of a Participant subject to Section 16 of the Exchange Act, this payment option shall only be available to the extent such Participant complies with Regulation T issued by the Federal Reserve Board), (c) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (d) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option Price, or (e) by any combination of (a), (b),
(c) and (d). In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to Illinois Central Corporation. In the case of a Participant who is subject to Section 16 of the Exchange Act and who elects payment pursuant to (d) above, to the extent required under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the election must be made in writing either (i) within the ten (10) business days beginning on the third business day following release of the Company's quarterly or annual summary of earnings and ending on the twelfth business day following such day, or (ii) at least six (6) months prior to the date of exercise of such Option. In lieu of a separate election governing each exercise of an Option, a Participant may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Participant. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares issuable pursuant to the exercise of an Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Participant through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. Sect.220.3(e)(4) or any other applicable provision of law.

        6.12 Taxes. At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may require the Participant to pay the Company an amount equal to the amount of the tax the Company or any subsidiary may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such Option by the Participant or to comply with applicable law.

        At any time when a Participant is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an Option, the Participant may satisfy this obligation in whole or in part by (a) in cash, (b) directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld, (c) delivering Shares having an aggregate Fair Market Value equal to the amount required to be withheld, or
(d) by any combination of (a), (b) or (c). In the case of payment of taxes pursuant to (a) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to Illinois Central Corporation. In case of payment of taxes pursuant to (b) or (c) above, the Participant's election must be made on or prior to the date of exercise and shall be irrevocable. The Committee may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries. In the case of a Participant who is subject to Section 16 of the Exchange Act, to the extent required by Section 16 and the rules and regulations promulgated thereunder, an election to withhold Shares must be made in writing either (a) six months prior to the exercise date, (b) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary consolidated statements of revenue and income and ending on the twelfth business day following such date or (c) more than six months and one day from the later of the date of the grant of the Option hereunder to such person or the date of the most recent transaction by such person which is treated as a purchase of Shares pursuant to the Exchange Act and the rules and regulations thereunder, and which is not exempt from Section 16(b) of the Exchange Act. In lieu of a separate election governing each exercise of an Option, a Participant may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the Participant.

        6.13 Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and distribution, or (b) to the extent permitted by Rule 16b-3 and solely for the purposes of estate planning by or on behalf of the Participant, by transfer to members of such Participant's family, family partnerships or trusts, provided that the sole beneficiaries of such trusts consist of the Participant and members of the Participant's family. Any person or entity to which an Option has been transferred in accordance with clause (a) or (b) of the preceding sentence is referred to elsewhere in this Plan as a "Permitted Transferee." All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant's Permitted Transferees.

        6.14 Postponement of Exercise. The Committee may postpone any exercise of an Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable upon the exercise of an Option under the Securities Act or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (c) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Option or any provision of the Plan to recognize the exercise of an Option or to sell or issue Shares in violation of the Securities Act or the securities laws of any applicable jurisdiction thereof.

                                 Article 7

                      Amendment or Termination of the Plan

        7.1 Termination or Amendment. The Board or Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company to the extent allowed by law; provided, however, that (a) no Plan amendment shall be effective until approved by the stockholders of the Company insofar as stockholder approval thereof is required in order to the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, and (b) the provisions of the Plan relating to the number of Options or Shares subject to Options granted under the Plan, the timing of the grant of Options under Plan or the Option Price may not be amended more than once every six
(6) months, except to comply with changes in the Code and the Employee Retirement Income Security Act, or the rules and regulations under each.

        The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

        7.2 Options Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect the rights of any holder of an Option previously granted under the Plan, without the written consent of the Participant holding such Option.

                                   Article 8

                                Miscellaneous

        8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included. This Plan is intended to comply with all applicable requirements of Rule 16b-3 or its successors under the 1934 Act, insofar as Participants subject to Section 16 of the 1934 Act are concerned. To the extent any provision of the Plan does not so comply, the provision shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such Participants.

        8.3 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation or in the event that all designated beneficiaries have predeceased the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

        8.4 No Right of Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders.

        8.5 Successors. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether as a result of a Change in Control or otherwise.

        8.6 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

        8.7 Rights as Stockholders. A Participant or a Permitted Transferee shall have no rights as a stockholder with respect to any Shares covered by an Option or receivable upon the exercise of an Option until the Participant or Permitted Transferee shall become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Shares for which the record date is prior to the date on which the Participant shall have in fact become the holder of record of the Shares acquired pursuant to the Option.

                                                              APPENDIX II

                         ILLINOIS CENTRAL RAILROAD COMPANY
                                INCENTIVE 2000 PLAN

                                     Article 1
                        Establishment, Purpose and Duration

        1.1 Establishment of Plan. Illinois Central Railroad Company (the "Company") hereby establishes an incentive compensation plan to be known as the Illinois Central Railroad Company Incentive 2000 Plan (the "Plan") for certain management employees of Illinois Central Railroad Company and its Affiliated Companies (as defined in Section 2.1). The Plan permits the payment of cash awards, subject to the terms and provisions set forth herein.

        1.2 Purpose of Plan. The purpose of the Plan is to focus sharply the attention of management on the goals of the Illinois Central Corporation Plan2000 and to provide incentive compensation based upon attainment of those goals. This incentive will promote creation of stockholder value, reward high performance and assist in the further development and retention of high performing management team.

        1.3 Effective Date and Duration of the Plan. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of IC. If the Plan is approved by the affirmative vote of a majority of the shares of the voting stock of IC entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall be deemed to be effective as of the date of approval by the stockholders of IC. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at anytime pursuant to
Article 6 hereof, until all Awards (as defined in Section 2.2), if any, have been paid in accordance with this Plan.

                                     Article 2

                                    Definitions

        Wherever used herein the following terms shall have the meanings hereinafter set forth:

        2.1 Affiliated Company. "Affiliated Company" shall mean a business entity, or predecessor of such entity, if any, which is a member of a controlled group of corporations which includes the Company.

        2.2 Award. "Award" shall mean the cash remuneration payable to an Eligible Employee pursuant to the Plan.

        2.3 Beneficial Owner. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.4 Board or Board of Directors. "Board" or "Board of Directors" shall mean the Board of Directors of Illinois Central Corporation.

        2.5 Change in Control. A "Change in Control" of IC shall be deemed to have occurred if:

              (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25% or more of the combined voting power of IC's then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from IC, (ii) any acquisition by IC or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by IC; or

              (b) at any time during any period of two consecutive years (not including any period prior to January 1, 1996) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the IC's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

        2.6   Code.    "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time.

        2.7   Committee.  "Committee" shall mean the Compensation
Committee of the Board of Directors of IC. The Committee shall be comprised of two or more members of the Board of Directors. All members of the Committee shall satisfy the "outside" director requirements of
Section 162(m).

        2.8 Common Stock. "Common Stock" shall mean shares of common stock of IC, par value $.001 per share.

        2.9 Company. "Company" shall mean Illinois Central Railroad Company, a Delaware corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

        2.10  Disability.   "Disability" shall mean "disabled" within the
meaning of the Illinois Central Railroad Company Supplemental Executive Retirement Plan.

        2.11 Effective Date. "Effective Date" shall have the meaning set forth in Section 1.3 hereof.

        2.12 Eligible Employee. "Eligible Employee" shall mean any employee of the Company in Salary Grades A, B, C, D, E, F, G, 1, 2 and 3.

        2.13 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.14 IC. "IC" shall mean Illinois Central Corporation, a Delaware corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with IC or a transfer or sale of substantially all of the assets of IC.

        2.15 Incentive Period. "Incentive Period" shall mean the period commencing on the Effective Date and ending on April 30, 2001.

        2.16 Measurement Area. "Measurement Areas" shall mean the areas of IC's performance that are measured for purposes of determining whether Awards may be earned and paid under the Plan, as follows:

              (a) IC's return on total capital, for the year ended December 31, 2000, calculated as follows: (i) IC's net income after giving effect to both Awards earned under the Plan and the financial impact, if any, of the options granted under the Illinois Central Corporation Directors Incentive 2000 Option Plan but before giving effect to special or extraordinary items or changes in accounting rules, plus after-tax interest expense; divided by (ii) the average of IC's total assets less non-interest bearing current liabilities at the beginning and end of such year ("ROTC");

              (b) IC's primary earnings per share for the year ended December 31, 2000, as reported in IC's audited financial statements, after giving effect to both Awards earned under the Plan and the financial impact, if any, of the options granted under the Illinois Central Corporation Directors Incentive 2000 Option Plan but before giving effect to special or extraordinary items or changes in accounting rules ("EPS"); and

              (c) The highest consecutive average twenty-day closing price of the Common Stock for the sixteen-month period ending April 30, 2001, determined concurrently with or after the period when such closing price has been not less than $43 for twenty consecutive days, as such closing prices are reported on the consolidated tape of the New York Stock Exchange ("Stock Price").

        2.17  Retirement.  "Retirement" shall mean either Normal
Retirement or Early Retirement within the meaning of the Illinois Central Railroad Company Supplemental Executive Retirement Plan.

        2.18 Plan. "Plan" shall mean the Illinois Central Railroad Company Incentive 2000 Plan, as set forth herein and as hereinafter amended from time to time.

        2.19 Section 162(m). "Section 162(m)" shall mean the provisions of Code Section 162(m) and the regulations implementing such provisions issued by the Internal Revenue Service.

                                    Article 3

                            Administration of the Plan

        3.1 Appointment of the Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth herein.

        3.2 Authority of the Committee. The Committee shall have all power, discretion and authority necessary to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. The Committee shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of Eligible Employees. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination and decision made by the Committee shall presumptively be final, conclusive and binding for all purposes and upon all persons.

        3.3 Committee Certification. The Committee shall certify in writing, prior to payment of any Award hereunder to an Eligible Employee, the extent to which the goals for each of the Stock Price, ROTC and EPS Measurement Areas were satisfied.

                                   Article 4

                                    Eligibility

        4.1 Eligibility. Persons eligible to participate in Plan are Eligible Employees as of the Effective Date and persons who become Eligible Employees after the Effective Date but before January 1, 2000.

                                    Article 5

                               Awards Under the Plan

        5.1 Performance Goals for Awards. Awards earned by and paid to Eligible Employees shall be determined solely by reference to the extent IC attains the goals relating to each of the Measurement Areas. Subject to the provisions of Section 5.7, the goals relating to each of the Measurement Areas are as follows: ROTC: 14%; EPS $4; and Stock Price minimum, target and maximum goals, $43, $50 and $60, respectively. The percentage of an Award that may be earned and shall be paid under the Plan relating to each of the Measurement Areas is 70% -- Stock Price; 15% -- ROTC; and 15% -- EPS. Whether an Award is earned and paid under the Plan
will be first determined by reference to the Stock Price goals.    If
IC s Performance fails to attain the minimum Stock Price goal, no Award shall be earned or paid to Eligible Employees. Accordingly, the percentages of an Award that may be earned under the Plan relating to ROTC and EPS may not be earned unless the minimum Stock Price is attained.

        5.2 Calculation of Awards. ROTC, EPS and Stock Price shall be certified by the Committee. If the Stock Price is less than $43 (as adjusted from time to time in accordance with Section 5.7 hereof), no Awards will be made under the Plan. If the Stock Price is equal to or greater than the minimum goal (as may be adjusted), Awards earned and paid under the Plan shall be calculated as follows:

              (a) If only the Stock Price minimum, target or maximum goal is attained, Eligible Employees shall be entitled to receive 70% of the minimum target or maximum Award set forth in the following table, respectively, for their employment Salary Grade, determined in accordance with Section 5.6. If the Stock Price is between the Stock Price minimum, target and maximum goals, the amount of an Award shall be interpolated between the minimum and target or target and maximum Awards, as the case may be.


Salary
Grade     Threshold Award   Target Award   Maximum Award

A            $750,000        $3,000,000      $6,000,000
B            $500,000        $2,000,000      $4,000,000
C            $437,500        $1,750,000      $3,500,000
D            $250,000        $1,000,000      $2,000,000
E            $187,500        $  750,000      $1,500,000
F            $125,000        $  500,000      $1,000,000
G            $ 62,500        $  250,000      $  500,000
1            $ 43,750        $  175,000      $  350,000
2            $ 37,500        $  150,000      $  300,000
3            $ 31,250        $  125,000      $  250,000


              (b) If the ROTC goal is attained, an additional 15% of the applicable Award (based upon attainment of the Stock Price goal) as set forth in the table above or interpolated, shall be earned and paid.

              (c) If the EPS goal is attained, an additional 15% of the applicable Award (based upon attainment of the Stock Price goal) as set forth in the table above or interpolated, shall be earned and paid.

In no event shall total Awards under this Plan exceed $30 million at Target or $60 million at Maximum Awards. In the event that total Awards under this Plan exceed such Target or Maximum Awards, actual Awards shall be prorated among Eligible Employees.

        5.3 Payment of Awards. Awards will be paid to Eligible Employees within 90 days following the earliest to occur of a Change in Control or the end of the Incentive Period. Except as otherwise provided in Sections 5.4 and 5.5, Awards will be paid only to Eligible Employees who are employed by the Company or an Affiliated Company on the last day of the Incentive Period.

        5.4 Calculation of Awards in the Event of Death, Disability or Retirement. Awards will be paid to an Eligible Employee whose termination of employment occurs on account of death, Disability or Retirement, in an amount equal to the amount that such Eligible Employee would have received under the terms of the Plan if he had remained employed until the last day of the Incentive Period, but prorated according to the number of full months the Eligible Employee actually worked during the Incentive Period. Such Award will be paid at the same time and in the same manner as other Awards.

        5.5 Calculation of Awards in the Event of a Change in Control. In the event of a Change in Control, Awards will be payable to Eligible Employees who are employed by the Company or an Affiliated Company on the date of the Change in Control at the greater of Target Award or actual Award earned, determined by performance during the prior 12 months, prorated for the number of completed months in the Incentive Period prior to the Change in Control. Awards will be paid to Eligible Employees within 90 days following a Change in Control.

        5.6 Change in Salary Grade; New Hires. An employee who first becomes a Eligible Employee after the Effective Date, shall be entitled to an Award equal to the amount of Award he or she would have received under the terms of the Plan, but pro rated according to the number of full months in which such employee actually was an Eligible Employee during the Incentive Period. The Award of an Eligible Employee whose Salary Grade changes during the Incentive Period shall be calculated according to the number of months worked in each Salary Grade.

        5.7 Adjustment of Performance Goals. In the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of the shares of Common Stock, the EPS goal and the Stock Price minimum, target and maximum goals shall be proportionately adjusted, and in the event of any other change in the capitalization of IC, the Committee shall provide for a proportionate adjustment to such EPS and Stock Price goals.

                                     Article 6

                       Amendment or Termination of the Plan

        6.1 Amendment or Termination. The Board or Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders ofIC to the extent allowed by law; provided, however, that no Plan amendment shall be effective until approved by the stockholders of IC insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Section 162(m).

        The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

                                     Article 7

                                   Miscellaneous

        7.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        7.2 No Right of Employment. Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the service of the Company for any particular period or to limit the Company's right to discharge an employee for any reason at any time.

        7.3 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        7.4 Withholding. The Company may withhold from any Award paid an amount necessary to pay any taxes or other deductions required by law to be withheld.

        7.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had not been included. This Plan is intended to comply with all applicable requirements of Section 162(m) insofar as participants covered by such section are concerned. To the extent any provision of the Plan does not so comply, the provisions shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.

         7.6 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance